SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1999, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE AUGUST 12, 2002 DETERMINATION DATE

1.	AVAILABLE FUNDS		$15,369,694.85

2.	(A)	AGGREGATE CLASS A CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	58,135,728.38

	(B)	AGGREGATE CLASS M CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	1,784,708.17

	(C)	AGGREGATE CLASS B CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	2,592,174.25

	(D)	AGGREGATE POOL PRINCIPAL BALANCE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	62,512,610.80

3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD

	(A)	NUMBER OF ACCOUNTS	3

	(B)	PRINCIPAL BALANCES	663,115.71

4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
	BY ALL CURTAILMENTS RECEIVED DURING THE DUE PERIOD		15,064.21

5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
	BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
	PRINCIPAL RECEIVED DURING THE DUE PERIOD		303,174.06

5A	RECOVERIES ON LIQUIDATED LOANS		10,096.50

6.	AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE
	UNGUARANTEED INTEREST OF EACH SBA LOAN NET OF THE
	FTA’S FEE, THE ADDITIONAL FEE AND THE SERVICING FEE
	ATTRIBUTABLE TO THE UNGUARANTEED INTEREST		189,858.92

7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00

	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	1,342.66

8.	DELINQUENCY AND FORECLOSURE INFORMATION
	(SEE EXHIBIT K)

Page 1 of 7	Series 1999-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED SBA LOAN				0.00

10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	123,538.50
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	10,343.12
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT				133,881.62
					1.42409075
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	4,566.00
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	382.16
	ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT				4,948.16
					1.71335180
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	8,748.60
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	732.46
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				9,481.06
					2.26318954
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	912,659.19
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	906,184.34
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				1,818,843.53

	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:			19.34692943
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	28,066.73
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	27,867.60
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				55,934.33
					19.36784280

Page 2 of 7	Series 1999-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS
		AND OTHER RECOVERIES OF PRINCIPAL	40,628.06
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED
		INTEREST PURCHASED FOR BREACH OF
		WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF
		LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN
		DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	40,339.82
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT			80,967.88
				19.32754980

11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH
		AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		5,273,448.88

	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT
		TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		1,031,037.95

	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00

	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO
		ALTERNATE CREDIT ENHANCEMENT		0.00

12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE		56,316,884.85
		AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		599.03932317

	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE		1,728,773.84
		AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		598.60590028

	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE		2,511,206.37
		AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		599.44099023

	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS		60,556,865.06
		TO BE MADE ON THE REMITTANCE DATE		599.04358631

13.	(A)	EXCESS SPREAD		104,463.56

	(B)	EXTRA INTEREST		189,777.90

	(C)	SPREAD ACCOUNT BALANCE		5,273,448.88

	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		4,724,132.80

14.	(A)	WEIGHTED AVERAGE MATURITY		189.445

	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		6.940%

Page 3 of 7	Series 1999-1

15	(A	)	SERVICING FEE FOR THE RELATED DUE PERIOD	39,923.20

	(B	)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	65,241.94

	(C	)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	3,125.63

16	AMOUNT OF REIMBURSEMENTS PURSUANT TO:

	(A	)	SECTION 5.04 (b)	0.00

	(B	)	SECTION 5.04 (c)	0.00

	(C	)	SECTION 5.04 (d)(ii)	0.00

	(D	)	SECTION 5.04 (e)	0.00

	(E	)	SECTION 5.04 (f)	56,067.02

17	(A	)	CLASS A REMITTANCE RATE	2.550%

	(B	)	CLASS M REMITTANCE RATE	3.070%

	(C	)	CLASS B REMITTANCE RATE	4.050%

18	(A	)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA
			LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00

	(B	)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF
			THE END OF SUCH DUE PERIOD	0.00

19	OTHER INFORMATION AS REQUESTED

	(A	)	LETTER OF CREDIT AVAILABLE AMOUNT	9,020,101.71

	(B	)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE
			OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	14.90%

	(C	)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL
			REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	4,249,288.99

	(D	)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD
			ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	0.00

I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999 — 1 in preparing the accompanying Servicer’s Certificate.

THE MONEY STORE INVESTMENT CORPORATION

BY:

STEPHANIE CALLAHAN
ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1999-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF JULY 31, 2002

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT
SERIES 1999-1	1 TO 29	9	4,158,602.90	2.217%	1,661,663.91	2.744%
	30 TO 59	0	0.00	0.000%	0.00	0.000%
	60 TO 89	1	196,466.69	0.105%	49,116.71	0.081%
	90 TO 179	9	2,496,587.43	1.331%	620,929.76	1.025%
	180 TO 719	32	11,170,533.19	5.955%	3,041,280.65	5.022%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%

	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	51	$18,022,190.21	9.608%	$5,372,991.03	8.872%

	OUTSTANDING	458	$187,594,717.75		$60,556,865.06

	FORECLOSURE/REO 180 - 719	0	0.00		0.00

Page 5 of 7	Series 1999-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL

(ii)		618	618	619	618

(iii)		—	—	—	7

(iv)		—	—	—	0

(v)		—	—	—	3

(x)(a, b & c)	(i)	1	2	2	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	2	2	1

(d, e & f)	(i)	10	10	10	9
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	10	10	10	9
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	19	19	19	19

(xii)		599	599	599	599

Page 6 of 7	Series 1999-1

THE MONEY STORE INVESTMENT CORPORATION

TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1999-1